EXHIBIT  5

                                HUNTON & WILLIAMS
                               Post Office Box 109
                          Raleigh, North Carolina 27602


                                January 15, 1999



Carolina Power & Light Company
411 Fayetteville Street
Raleigh, North Carolina 27601-6111



                       Registration Statement on Form S-8
         Relating to 500,000 Shares of Common Stock to be Issued or Sold Pursuant to the Interpath Communications, Inc. 401(k) Retirement Savings Plan
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Ladies and Gentlemen:

      We have acted as counsel to Carolina Power & Light Company, a North Carolina corporation (the "Company"), in connection with the registration by the Company of 500,000 shares of its common stock (the "Securities") to be issued or sold pursuant to the Interpath Communications, Inc. 401(k) Retirement Savings Plan (the "Plan"), as set forth in the Registration Statement on Form S-8 (the "Registration Statement") that is being filed on the date hereof with the Securities and Exchange Commission (the "Commission") by the Company pursuant to the Securities Act of 1933, as amended. The Securities are to be issued or sold from time to time as set forth in the Registration Statement, the Plan and any amendments or supplements thereto.

      In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.
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      Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

      1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of North Carolina; and

      2. In the case of newly issued Securities, when (a) such Securities have been issued or sold upon the terms and conditions set forth in the Registration Statement and the Plan and (b) the North Carolina Utilities Commission and the South Carolina Public Service Commission have entered orders authorizing the issuance and sale of such Securities, then the Securities will be legally issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.


                                          Very truly yours,

                                          /s/ Hunton & Williams
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                                          Hunton & Williams